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                            LPA HOLDING CORP.

                         (a Delaware corporation)


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                          STOCKHOLDERS AGREEMENT


                 ----------------------------------------



                               May 11, 1998




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                               ATTACHMENTS


EXHIBITS
--------

Exhibit A                              Joinder Agreement
Exhibit B                              Amended and Restated
                                         Certificate of Incorporation
Exhibit C                              Rollover Option Amendments



SCHEDULES
---------

Schedule I                             Stockholders




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                                         STOCKHOLDERS AGREEMENT dated as of
                                    May 11, 1998, among LPA HOLDING
                                    CORP., a Delaware corporation (the
                                    "Corporation"), VESTAR/LPT LIMITED
                                    PARTNERSHIP, a Delaware limited
                                    partnership ("Vestar"), LPA
                                    INVESTMENT LLC, a Delaware limited
                                    liability company ("LPA Investment"),
                                    and the management stockholders
                                    listed on Schedule I hereto (the
                                    "Management Stockholders").



                  It is deemed to be in the best interests of the Corporation and the Stockholders that provision be made for the continuity and stability of the business and policies of the Corporation, and, to that end, the Corporation and the Stockholders hereby set forth their agreement with respect to the Shares owned by them.

                  ACCORDINGLY, in consideration of the mutual covenants and agreements contained in this Agreement, the sufficiency of which is hereby acknowledged, the parties agree as follows:

                                ARTICLE I

                    DEFINITIONS; RULES OF CONSTRUCTION

1.1.              Definitions.

                  Capitalized terms used in this Agreement have the meanings ascribed to them below. Capitalized terms used but not defined in this Agreement have the meanings ascribe to them in the Merger
Agreement:

                  "Affiliate" means, with respect to any Person, (i) a director or executive officer of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or executive officer of such Person), and
(iii) any other Person that, directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such Person. For purposes of this Agreement, the term "control" (including, with correlative meaning, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. When such term is used in the context of a Regulatory Problem, it shall have also the meaning ascribed to it under any Applicable Law.

                  "Applicable Law" means, as to any Person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any Governmental Authority applicable to such Person or any of its assets or property and all judgments applicable to such Person.

                  "Approved Sale" has the meaning ascribed to it in
Section 3.3(a).

                  "Bylaws" means the Bylaws of the Corporation as amended, modified supplemented and restated and in effect from time to time.

                  "Certificate of Incorporation" means the Second Amended and Restated Certificate of Incorporation of the Corporation as filed with the Secretary of State of Delaware immediately after the Effective Time.

                  "Common Stock" means, collectively, the Class A Common Stock, $.01 par value, of the Corporation and the Class B Common Stock, $.01 par value, of the Corporation.

                  "Common Stock Equivalent" means the right to acquire, whether or not immediately exercisable, one share of Common Stock, whether evidenced by an option, warrant, convertible security or other instrument or agreement.

                  "Common Stock Percentage" means, with respect to a Stockholder, the fraction, expressed as a percentage, the numerator of which is the total number of shares of Common Stock held by such Stockholder (including Common Stock issuable upon exercise or conversion of Securities held by such Stockholder which are convertible or exercisable at the time in question) and the denominator of which is the total number of shares of Common Stock outstanding and Common Stock issuable upon exercise or conversion of Securities then outstanding and exercisable or convertible.

                  "Control Person" means, with respect to any Person, any Person that, directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such Person.

                  "Corporation" has the meaning ascribed to it in the Caption.

                  "Excluded Securities" has the meaning ascribed to it in
Section 4.2.



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

                  "Independent Director" has the meaning ascribed to it in Section 2.2(c).

                  "Joinder Agreement" has the meaning ascribed to it in
Section 3.1.

                  "LPA Investment" has the meaning ascribed to it in the Caption.

                  "LPA Investment Stockholders" means LPA Investment and any direct or indirect transferee thereof that shall become a party to this Agreement in accordance with the terms hereof.

                  "LPA Investment Directors" has the meaning ascribed to it in Section 2.2(a).

                  "Management Director" has the meaning ascribed to it in
Section 2.2(b).

                  "Management Stockholders" has the meaning set forth in the Caption to this Agreement and shall include any other Person who is a full-time employee of the Corporation or any Subsidiary of the Corporation and who has become a party to this Agreement.

                  "Management Stock Option Plan" means any stock option plan approved by the Board of Directors of the Corporation or a committee thereof.

                  "Notice of Acceptance" has the meaning ascribed to it in Section 4.1(b).

                  "Offer" has the meaning ascribed to it in Section
4.1(a).

                  "Offered Securities" has the meaning ascribed to it in
Section 4.1(a).

                  "Permitted Transfer" has the meaning ascribed to it in
Section 3.1(b).

                  "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Public Offering" means the closing of a public offering of Securities pursuant to a registration statement declared effective under the Securities Act, except that a Public Offering shall not include an offering made in connection with a business acquisition or an employee benefit plan.

                  "Public Sale" means any sale, occurring simultaneously with or after a Public Offering, of Securities to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144.

                  "Qualified Public Offering" means the sale by one or more Persons in an underwritten Public Offering registered under the Securities Act of equity Securities of the Corporation (or its successor) which results in the aggregate gross proceeds to the Corporation from such sales (before underwriters' discounts and selling commissions) greater than or equal to $25,000,000.

                  "Qualified Stockholder" means any Stockholder which, at the time in question, has a Common Stock Percentage of 2% or more.

                  "Refused Securities" has the meaning ascribed to it in
Section 4.1(c).

                  "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof entered into simultaneously with the execution and delivery of this Agreement between the Corporation and the parties named therein.

                  "Regulated Holder" has the meaning ascribed to it in
Section 6.1(a).

                  "Regulatory Problem" means, with respect to any Stockholder or any member of the Investor, (i) any set of facts or circumstance wherein it has been asserted by any governmental regulatory agency (or such Stockholder or member, as applicable, believes that there is a substantial risk of such assertion) that such Stockholder or member, as applicable, is not entitled to hold, or exercise any significant right with respect to, the Securities of the Corporation or the Investor, respectively, which it holds or (ii) a Voting Regulatory Problem.

                  "Requisite LPA Investment Stockholders" means those LPA Investment Stockholders who hold in the aggregate in excess of 50 percent of the outstanding shares of Common Stock (including shares of Common Stock issuable upon exercise or conversion of Securities) held by the LPA Investment Stockholders.

                  "Requisite Management Stockholders" means the
Management Stockholders who hold in the aggregate in excess of 50 percent of the outstanding shares of Common Stock (including shares of Common Stock issuable upon exercise or conversion of Securities) held by Management

Stockholders.

                  "Requisite Stockholders" means the Stockholders who hold in the aggregate in excess of 50 percent of the outstanding shares of Common Stock (including shares of Common Stock issuable upon exercise or conversion of Securities) held by all Stockholders.

                  "Requisite Vestar Stockholders" means those Vestar Stockholders who hold in the aggregate in excess of 50 percent of the outstanding shares of Common Stock (including shares of Common Stock issuable upon exercise or conversion of Securities) held by Vestar Stockholders.

                  "Restricted Shares" shall mean the Shares, options, and any shares of capital stock received in respect thereof, in each case which have not theretofore been transferred in a Public Sale.

                  "Rule 144" means Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act, as such rule may be amended from time to time, or any similar rule then in force.

                  "Sale of the Corporation" means (i) the sale or transfer by the Corporation of all or substantially all of its assets,
(ii) any merger or consolidation of the Corporation in which its capital stock is exchanged for cash, stock, debt or other marketable securities of another entity, or (iii) any sale of Stock of the Corporation or any merger or consolidation of the Corporation in which the holders of the Corporation's outstanding capital Stock possessing the authority to elect, nominate or designate a majority of the Corporation's Board of Directors immediately prior to the merger do not continue to own the Corporation's outstanding capital stock possessing the authority to elect, nominate or designate a majority of the surviving entity's Board of Directors immediately after such transaction.

                  "Sale Notice" has the meaning ascribed to it in Section 3.2.

                  "Securities" means "securities" as defined in Section 2(1) of the Securities Act and includes, with respect to any Person, such Person's capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock or other equity interests. Whenever a reference herein to Securities is referring to any derivative Securities, the rights of a Stockholder shall apply to such derivative Securities and all underlying Securities directly or indirectly issuable upon conversion, exchange or exercise of such derivative Securities.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

                  "Securities and Exchange Commission" means the Securities and Exchange Commission and includes any governmental body or agency succeeding to the functions thereof.

                  "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

                  "Shares" means collectively, shares of Common Stock and Common Stock Equivalents.

                  "Stock" means the Common Stock and any and all other equity Securities (including derivative Securities therefor) of the Corporation.

                  "Stockholders" means the Management Stockholders, the Vestar Stockholders and the LPA Investment Stockholders and shall include any Person who hereafter becomes a party to this Agreement as a Stockholder pursuant to a Joinder Agreement executed and delivered pursuant to Section 3.1.

                  "Subsidiary" means, with respect to any Person, any corporation of which the shares of stock having a majority of the general voting power in electing the board of directors of such corporation are, at the time as of which any determination is being made, owned by such Person either directly or indirectly through Subsidiaries.

                  "Tag-Along Notice" has the meaning ascribed to it in
Section 3.2.

                  "Transfer" shall be construed broadly and shall include any transfer (whether voluntary, involuntary or by operation of law) of securities or any interest therein, including without limitation, by way of issuance, sale, participation, pledge, gift, bequeath, intestate transfer, distribution, liquidation, merger or consolidation.

                  "Transferring Stockholder" has the meaning ascribed to it in Section 3.2.

                  "Vestar" has the meaning ascribed to it in the Caption.

                  "Vestar Stockholder" means Vestar and any direct or indirect transferee thereof that shall become a party to this Agreement in accordance with the terms hereof.

                  "Voting Regulatory Problem" shall exist when a Person and such Person's Affiliates would own, control or have the power (including voting rights) over a greater quantity of Securities of any kind issued by the Corporation or any other Person than are permitted under any Applicable Law.

1.2               Rules of Construction.

                  (a) The use in this Agreement of the term "including" means "including, without limitation." The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended or supplemented, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement.

                  (b) Unless otherwise expressly set forth herein, whenever the term "best efforts" is used, such efforts shall not include any obligation to incur substantial expenses or liabilities.

                  (c) The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern the interpretation of any of the terms or provisions of this Agreement.

                  (d) The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require.

                  (e) Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

                                  ARTICLE II

                              BOARD OF DIRECTORS

2.1.              Number of Directors.

                  Each Stockholder, shall from time to time take such action, in his capacity as a stockholder of the Corporation and including the voting of the Shares owned or controlled by such Stockholder, as may be necessary to cause the Corporation to be managed by a Board consisting of between five and seven Directors, as such number is designated from time to time by the Requisite LPA Investment Stockholders. Each Director shall have the right to cast one vote on all actions of the Board, except that the director nominated by LPA Investment in respect of the shares of

Class B Common Stock held by LPA Investment shall be entitled to three votes on all actions of the Board.

2.2.              Election of Directors.

                  Each Stockholder in his capacity as a stockholder of the Corporation, shall, promptly after the execution of this Agreement and at any time and from time to time thereafter that Directors of the Corporation are to be elected, take such action as may be necessary to provide for the election of the Directors nominated as follows:

             (a) three Directors to be nominated by LPA Investment in respect of the Class A Common Stock held by LPA Investment (the "LPA Investment Class A Directors"), who initially shall be Mitchell J. Blutt, M.D., Stephen P. Murray and Brian J. Richmand.

             (b) one Director to be nominated by LPA Investment in respect of the Class B Common Stock held by LPA Investment (the "LPA Investment Class B Director" and, collectively with the LPA Investment Class A Directors, the "LPA Investment Directors"), who initially shall be Robert E. King;

             (c)   one Director to be nominated by the Requisite
Management Stockholders, which Director shall serve only for so long as such Person is an employee of the Corporation or one of its Subsidiaries (the "Management Director"), who initially shall be James R. Kahl; and

             (d) if the Board consists of more than five persons, the remaining Directors shall be individuals who are not employees, directors, officers or Affiliates of the Corporation or any Stockholder thereof (the "Independent Director") to be mutually selected by the Requisite LPA Investment Stockholders and the Requisite Management Stockholders.

                  The execution and delivery of this Agreement by those Stockholders entitled to vote for the election of Directors of the Corporation constitutes such Stockholders' approval by written consent of the election of the Directors of the Corporation of the nominees set forth in this Section 2.2.

2.3.              Meetings of the Board of Directors.

                  The Board of Directors of the Corporation shall call, and use their best efforts to have, regular meetings not less than quarterly. The Corporation shall pay the reasonable out-of-pocket expenses incurred by each Board member designated pursuant to Section 2.2 in connection with attending the meetings of the Board and any committees thereof.


2.4.              Covenant to Vote.

                  Each of the Stockholders agrees to vote, in person or by proxy, all of the Stock issued by the Corporation and owned by such Stockholder and entitled to vote at any annual or special meeting of the stockholders of the Corporation called for the purpose of voting on the election of Directors, or to execute a written consent in lieu thereof, in favor of the election of the Directors nominated in accordance with Section 2.2 hereof.

2.5.              Removal of Directors.

                  (a) At all times (i) the Requisite LPA Investment Stockholders shall have the right to remove, without cause, all or any of the LPA Investment Directors, (ii) the Requisite Management Stockholders shall have the right to remove, without cause, the Management Director,
(iii) the Requisite LPA Investment Stockholders or the Requisite Management Stockholders each shall have the right to remove, without cause, all or any of the Independent Directors and (iv) any Management Director who is an employee and who ceases to be employed by the Corporation or its Subsidiaries shall be removed upon the termination of such Management Director's employment.

                  (b) In the event that any Stockholders acting as described in Section 2.5(a) above shall, in accordance with their rights specified herein, remove any Director or Directors with respect to whom they have such right, then each of the other Stockholders hereby agrees to join with such acting Stockholders in such removal as described above, and in causing the Corporation either to promptly hold a special meeting of stockholders and to vote, in person or by proxy, all of his securities issued by the Corporation and entitled to vote at such meeting or to execute a written consent in lieu thereof, as the case may be, in favor of such removal.

2.6.              Vacancies.

                  In the event a vacancy is created on the Board by reason of the death, removal or resignation of any Director, each of the Stockholders hereby agrees, in its capacity as a stockholder of the Corporation, to elect, or to use its best efforts to cause the remaining Directors to elect, a Director to fill such vacancy in accordance with the selection procedures set forth in Section 2.2 hereof. Such election shall occur upon the earlier of (i) the first meeting of the Board, or the next presentation of a written consent of the Board in lieu of a meeting, after such vacancy occurs or (ii) the first meeting of the stockholders or the next presentation of a written consent of the stockholders in lieu of a meeting, after such vacancy occurs. Each Stockholder also hereby agrees to vote all of the Securities issued by the Corporation and owned by such Stockholder and entitled to vote at such first meeting of stockholders, in person or by proxy, or pursuant to such first written consent of stockholders, if necessary, in favor of removing any Director elected to fill such vacancy other than in accordance with the selection procedures of Section 2.2 hereof.

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2.7.              Subsidiaries.

                  The Corporation agrees that the Management Director and at least two LPA Investment Directors shall be entitled to serve as directors of each Subsidiary of the Corporation and on each committee of the Board and each committee of each Subsidiary.

2.8.              No Inconsistent Agreements.

                  Each Stockholder represents that he has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no Stockholder shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

2.9.              Approval of Certificate  of Incorporation.

                  The execution and delivery of this Agreement by each of the Stockholders shall constitute its approval as the stockholders of the Corporation of the Certificate of Incorporation.

                               ARTICLE III

                            TRANSFER OF STOCK

3.1.              General.

                  (a) The provisions regarding Transfers of Stock contained in this Article III shall apply to all Shares now owned or hereafter acquired by a Stockholder, including Shares acquired by reason of dividend, distribution, exchange or conversion, additional issuances of Shares, and acquisitions of outstanding Shares from another Person, and such provisions shall apply to any Shares obtained by a Stockholder upon the exercise, exchange or conversion of any option, warrant or other Share. Without the consent of the Requisite Stockholders, no Stockholder shall Transfer any Shares (i) if such Transfer (x) is either (A) to the Company, an Affiliate of the Company, any Stockholder or any holder of Stock prior to the date hereof or (B) prior to the end of the sixth month immediately following the date hereof and (y) in the opinion of the Corporation's accountants, such Transfer would adversely affect the ability of the Corporation to use recapitalization accounting with respect to the transactions contemplated by the Merger Agreement, (ii) if such Transfer is to a Person, or an Affiliate of a Person, engaged in the child care or early education business or (iii) if such Transfer is to a Person not already a party to this Agreement as a Stockholder, unless and until such Person executes and delivers to the


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Corporation a Joinder Agreement in substantially the form set forth in
Exhibit A hereto or in form and substance reasonably acceptable to the Corporation pursuant to which such Person shall agree to become a party to, and to be bound by and to comply with the provisions of, this Agreement and the Registration Rights Agreement, in each case in the same capacity and to the same extent as the Stockholder Transferring such Shares. Any Transfer of Shares that is not made in compliance with the provisions of this Article III shall be void ab initio.

                  (b) Except for Permitted Transfers and Transfers made pursuant to Sections 3.2 or 3.3 hereof, no Transfer by a Stockholder of any Shares of the Corporation will be valid, and the Corporation will not be required to record any such Transfer on its books, without the prior written consent of the Company's Board of Directors, which consent shall not be unreasonably withheld. As used herein, a "Permitted Transfer" shall mean any Transfer by a Management Stockholder (i) to the spouse or lineal descendant (including adopted children) of such Person, (ii) to any trust solely for the benefit of any of the foregoing or (iii) to the estate of such Person; provided, however, that in each case such Permitted Transfer is made in accordance with Section 3.1(a) and (x) such Transferee agrees in writing to be bound by the Stockholders Agreement in the same capacity and to the same extent as the Transferor and (y) the Transferor retains all power to vote the transferred Shares.

3.2.              Co-Sale Rights.

                  If at any time after the date hereof one or more LPA Investment Stockholders, or any of its or their Control Persons acting together (the "Transferring Stockholder"), proposes to Transfer, directly or indirectly, Shares representing more than 15% of the outstanding Common Stock of the Corporation (including Common Stock Equivalents), in one transaction or a series of related transactions, to a person who is not a Control Person of such Investor, then at least fifteen (15) days prior to the closing of such Transfer, such Transferring Stockholder shall deliver a written notice (the "Sale Notice") to the other Stockholders (the Stockholders receiving a Sale Notice pursuant to this sentence being collectively referred to herein as the "Other Stockholders"). Such Sale Notice shall specify in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the Transfer. Any such Other Stockholder may, within 10 days of the receipt of the Sale Notice, give written notice (each, a "Tag-Along Notice") to the Transferring Stockholder that such Other Stockholder wishes to participate in such proposed Transfer and specifying the amount and class of Common Stock such Other Stockholder desires to include in such proposed Transfer. Any Other Stockholder desiring to participate in such proposed Transfer must include Shares of the same class as the

Shares proposed to be transferred in the Sale Notice. Any Shares included in any Tag-Along Notice

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shall be transferred upon the terms and conditions set forth in the Sale
Notice. If none of the Other Stockholders gives the Transferring Stockholder a timely Tag-Along Notice with respect to the Transfer proposed in the Sale Notice, the Transferring Stockholder may thereafter transfer the Shares specified in the Sale Notice on substantially the same terms and conditions set forth in the Sale Notice. If one or more Other Stockholders give the Transferring Stockholder a timely Tag-Along Notice, then the Transferring Stockholder shall use all reasonable efforts to cause each prospective transferee to agree to acquire all Shares identified in all Tag-Along Notices that are timely given to the Transferring Stockholder, upon the same terms and conditions as applicable to the Transferring Stockholder's Shares. If such prospective transferee is unwilling or unable to acquire all of such additional Shares upon such terms, then the Transferring Stockholder may elect either to cancel such proposed Transfer or to allocate the maximum number of Shares that each prospective transferee is willing to purchase among the Transferring Stockholder and the Other Stockholders giving timely Tag-Along Notices in the proportion that each such Stockholder's (including the Transferring Stockholder's) Common Stock Percentage bears to the total Common Stock Percentages of the Transferring Stockholder and all Other Stockholders giving a timely Tag-Along Notice with respect to such Transfer (e.g., if the Sale Notice contemplated a sale of a 20% Common Stock Percentage by the Transferring Stockholder, and if the Transferring Stockholder at such time owns a 30% Common Stock Percentage and one Other Stockholder who owns a 20% Common Stock Percentage elects to participate, then the Transferring Stockholder would be entitled to sell 12% Common Stock Percentage (30%/50% x the 20% Common Stock Percentage) and the Other Stockholder would be entitled to sell an 8% Common Stock Percentage (20%/50% x the 20% Common Stock Percentage).

3.3.              Drag-Along Rights.

                  (a) If the LPA Investment Stockholders approve a Sale of the Corporation (an "Approved Sale"), all Stockholders shall consent to and raise no objections against the Approved Sale, and if the Approved Sale is structured as (A) a merger or consolidation of the Corporation, or a sale of all or substantially all of the Corporation's assets, each Stockholder shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger, consolidation or asset sale, or (B) a sale of the Stock of the Corporation, the Stockholders shall agree to sell their Shares on the terms and conditions approved by the LPA Investment Stockholders. Subject to the satisfaction or waiver of the other conditions set forth herein, the Stockholders shall take all necessary and desirable actions approved by the LPA Investment Stockholders as the case may be, in connection with the consummation of the Approved Sale, including the execution of such agreements and such instruments and other actions reasonably necessary to (1) provide the

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representations, warranties, indemnities, covenants, conditions, non-compete agreements (the terms of which shall not exceed three years from the date of the closing of such transaction), escrow agreements and other provisions and agreements relating to such Approved Sale and (2) effectuate the allocation and distribution of the aggregate consideration upon the Approved Sale as set forth below. The Stockholders shall be permitted to sell their Shares pursuant to an Approved Sale without complying with the provisions of Sections 3.1 and 3.2 of this Agreement.

                  (b) The obligations of the Stockholders pursuant to this Section 3.3(b) are subject to the satisfaction of the following conditions:

                      (i) Upon the consummation of the Approved Sale, all of the Stockholders shall receive the same proportion of the aggregate consideration from such Approved Sale that such holders would have received if such aggregate consideration had been distributed by the Corporation in complete liquidation pursuant to the rights and preferences set forth in the Certificate of Incorporation as in effect immediately prior to such Approved Sale (giving effect to applicable orders of priority);

                      (ii) If any Stockholders of a class are given an option as to the form and amount of consideration to be received, all holders of such class will be given the same option;

                     (iii) No Stockholder shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Approved Sale and no Stockholder shall be obligated to pay more than his pro rata share (based upon the amount of consideration received) of reasonable expenses incurred in connection with a consummated Approved Sale to the extent such costs are incurred for the benefit of all Stockholders and are not otherwise paid by the Corporation or the acquiring party (costs incurred by or on behalf of a Stockholder for its or his sole benefit will not be considered costs of the transaction hereunder), provided that a Stockholder's liability for such expenses shall be capped at the total purchase price received by such Stockholder for his Shares and no Stockholder shall be obligated to pay any expenses in cash in excess of the cash proceeds received by such Stockholder in connection with the Approved Sale;

                      (iv) In the event that the Stockholders are required to provide any representations or indemnities in connection with the Approved Sale (other than representations and indemnities on a several basis concerning each Stockholder's valid ownership of his Shares, free of all liens and encumbrances (other than those arising under applicable securities laws), and each Stockholder's authority, power, and right to enter into and consummate such purchase or merger agreement without violating any other agreement), then each Stockholder shall not be liable for more than his pro rata share (based upon the amount of consideration received) of any liability for misrepresentation or indemnity and such liability shall not exceed the total purchase price received by such Stockholder for his Shares, such liability shall be first satisfied solely out of any funds escrowed for such purpose and no Stockholder shall be obligated to pay any amount in cash pursuant to any such indemnity in excess of the cash proceeds received by such Stockholder from time to time in connection with the Approved Sale; and

                      (v) If the Corporation or the LPA Investment Stockholders, or their representatives, enter into any negotiation or transaction for which Rule 506 under the Securities Act (or any similar rule then in effect) may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Stockholder who is not an accredited investor (as such term is defined in Rule 501 under the Securities Act) will, at the request of the Corporation or the LPA Investment Stockholders, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to the Corporation and such Stockholders.

3.4.          Termination of Transfer Limitations.

              Notwithstanding the foregoing provisions of this Article III, the provisions of this Article III shall terminate upon consummation of a Qualified Public Offering or a Sale of the Corporation.

                               ARTICLE IV

                    RIGHTS TO SUBSCRIBE FOR SECURITIES

4.1.              General.

                  (a) Except in the case of Excluded Securities (as hereinafter defined), the Corporation shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any (i) shares of Common Stock, (ii) any other equity security of the Corporation, (iii) any debt security of the Corporation which by its terms is convertible into or exchangeable for any equity security of the Corporation or has an equity kicker or other participation rights, (iv) any security of the Corporation that is a combination of debt and equity or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity security or any such debt security of the Corporation (subsections (i) through (v), collectively, the "Offered Securities"), unless in each case, the Corporation shall have first offered to sell such Offered Securities to each Qualified Stockholder up to such Qualified Stockholder's Common Stock Percentage of such securities, at a price and on such other terms as shall have been specified by the Corporation in writing delivered to such Stockholder (the "Offer"), which Offer by its terms shall remain open (but may be modified or revoked) for a period of 5 business days from the date it is delivered by the Corporation (the "Offer Period").

                  (b) Notice of each Qualified Stockholder's intention to accept, in whole or in part, an Offer shall be evidenced by a writing signed by such Qualified Stockholder and delivered to the Corporation prior to the end of the Offer Period, setting forth such portion of the Offered Securities as such Qualified Stockholder elects to purchase (the "Notice of Acceptance"); provided, however, that if any Qualified Stockholder chooses to purchase a portion, but not all, of the Offered Securities, such Qualified Stockholder must purchase a ratable portion of each class of the Offered Securities (if more than one class is offered).

                  (c) In the event the Corporation materially amends the terms of the Offer at any time, the Offer Period shall be extended for a period of not less than 3 business days.

                  (d) In the event that Notices of Acceptance are not given by the Qualified Stockholders in respect of all the Offered Securities, the Corporation shall have 90 days from the expiration of the Offer Period to sell all or any part of such Offered Securities as to which Notices of Acceptance have not been given by the Qualified Stockholders (the "Refused Securities") to any other Person(s), but only upon terms and conditions in all respects, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other Person(s) or less favorable to the Corporation than those set forth in the Offer. Upon the closing, which shall include full payment to the Corporation, of the sale to such other Person(s) of all the Refused Securities, the Qualified Stockholders shall purchase from the Corporation, and the Corporation shall sell to the Qualified Stockholders, the Offered Securities in respect of which Notices of Acceptance were delivered to the Corporation by the Qualified Stockholders, at the terms specified in the Offer.

                  (e) In each case, any Offered Securities not purchased by the Stockholders or any other Person(s) in accordance with Section 4.1(d) may not be sold or otherwise disposed of until they are again offered to the Stockholders under the procedures specified in Sections 4.1(a), 4.1(b) and 4.1(d).

                  (f) Notwithstanding anything to the contrary contained in this Section 4.1, the Corporation shall not be obligated to offer any Offered Securities to a Qualified Stockholder who is not an "accredited investor" as such term is defined in Rule 501 of the Securities Act if, in the reasonable judgment of the Corporation (i) inclusion of such Qualified Stockholder would result in unnecessary delay or (ii) a sale to such Qualified Stockholder would violate any rule of, or regulation or provision promulgated under, the Securities Act.

4.2.              Excluded Securities.

                  The rights of the Stockholders under this Article IV shall not apply to the following securities (the "Excluded Securities"):

                      (i) shares of Common Stock issued to, or upon exercise of, options granted to officers, employees or Directors of, or consultants to, the Corporation pursuant to any Management Stock Option Plan;

                     (ii) any Securities issued by the Corporation as an "equity kicker" in connection with a debt financing and any securities issued upon conversion or exercise thereof;

                    (iii) any Securities issued by the Corporation in connection with an acquisition;

                     (iv) any Securities issued by the Corporation in a public offering or a Rule 144A transaction;

                      (v) Shares issued as a stock dividend or upon any stock split or other subdivision or combination of the Common Stock;

                     (vi) shares of redeemable preferred stock issued to LPA Investment in connection with the financing of the Merger;

                    (vii) Shares of Class A Common Stock issued in exchange for Shares of Class B Common Stock;

                   (viii) Shares of Class B Common Stock issued in exchange for Shares of Class A Common Stock; and

                     (ix) Securities issued in a transaction in which the Requisite LPA Investment Stockholders and the Requisite Vestar Stockholders have agreed in writing to waive their rights under this Article IV and do not purchase such Securities in such transaction.


4.3.              Termination.

                  Notwithstanding the foregoing provisions of this
Article IV, the provision of this Article IV shall terminate upon the consummation of a Qualified Public Offering or a Sale of the Corporation.

                                ARTICLE V

                      INFORMATION RIGHTS; COVENANTS

5.1.              Access to Records.

                  The Corporation shall afford each Qualified
Stockholder, and their respective employees, counsel and other authorized representatives, during normal business hours, reasonable access, upon reasonable advance notice, to all of the books, records and properties of the Corporation and to all officers and employees of the Corporation; provided, however, that such investigation shall not unreasonably interfere with the operations of the Corporation. Each Qualified Stockholder shall use its best efforts to maintain the confidentiality of any confidential and proprietary information regarding the Company and its subsidiaries; provided, however, that the foregoing shall in no way limit or otherwise restrict the ability of such Qualified Stockholder or such authorized representatives to disclose any such information concerning the Corporation which it may be required to disclose (i) to its partners or limited partners to the extent required to satisfy its fiduciary obligations to such Persons, or (ii) otherwise pursuant to or as required by law.

5.2.              Financial Reports.

                  The Corporation shall furnish each Qualified
Stockholder with the following:


                  (a) Quarterly Reports. As soon as available, but not later than 45 days after the end of each quarterly accounting period, (i) an unaudited consolidated financial report of the Corporation, prepared in accordance with generally accepted accounting principles consistently applied, except that such financial statements contained in such report need not include footnotes and may be subject to normal year-end audit adjustments, including, a statement of cash flows and a statement of operations for such quarterly accounting period and (ii) a report by management of the Corporation of the operating and financial highlights of the Corporation and its Subsidiaries for the three prior monthly accounting periods, which shall include (A) a comparison between operating and financial results and budget and (B) an analysis of the operations of the Corporation and its Subsidiaries for the prior quarter.


                  (b) Annual Audit. As soon as available, but not later than 90 days after the end of each fiscal year of the Corporation, audited consolidated financial statements of the Corporation, which shall include a statement of cash flows and a statement of operations for such fiscal year and a balance sheet as of the last day thereof, each prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the report of a "Big 5" firm of independent certified public accountants selected by the Board of Directors of the Corporation (the "Accountants"). The Corporation and its Subsidiaries shall maintain a system of accounting sufficient to enable its Accountants to render the report referred to in this Section 5.2(b).

                  (c) Miscellaneous. Promptly upon becoming available:

                  (i) upon request, copies of all financial statements, reports, press releases, notices, proxy statements and other documents sent by the Corporation or its Subsidiaries to its stockholders generally or released to the public and copies of all regular and periodic reports, if any, filed by the Corporation or its Subsidiaries with the Securities and Exchange Commission or any securities exchange;

                  (ii) upon request, copies of all reports prepared for or delivered to the management of the Corporation or its Subsidiaries by its Accountants; and

                  (iii) any other routinely collected financial or other information available to management of the Corporation or its Subsidiaries (including, without limitation, routinely collected statistical data).

                               ARTICLE VI

                            REGULATORY MATTERS

6.1.              Regulatory Compliance Cooperation.

                  (a) If a Regulated Holder determines that it has a Regulatory Problem, the Corporation agrees to take all such actions as are reasonably requested by such Regulated Holder (i) to effectuate and facilitate any transfer by such Regulated Holder of any Securities of the Corporation then held by such Regulated Holder to any Person designated by such Regulated

Holder, (ii) to permit such Regulated Holder (or any Affiliate of such Regulated Holder) to exchange all or any portion of the voting Securities then held by such Person on a share-for-share basis for shares of a class of nonvoting Securities of the Corporation, which nonvoting Securities shall be identical in all respect to such voting Securities, except that such new Securities shall be nonvoting and shall be convertible into voting Securities on such terms as are requested by such Regulated Holder in light of regulatory considerations then prevailing and (iii) to continue and preserve the respective allocation of the voting interests with respect to the Corporation provided for in the Certificate of Incorporation and this Agreement and with respect to such Regulated Holder's ownership of the Corporation's voting Securities. Such actions may include, without limitation, (x) entering into such additional agreements as are reasonably requested by such Regulated Holder to permit any Person(s) designated by such Regulated Holder to exercise any voting power which is relinquished by such Regulated Holder upon any exchange of voting Securities for nonvoting Securities of the Corporation; and (y) entering into such additional agreements, adopting such amendments to this Agreement, the Certificate of Incorporation and the Bylaws of the Corporation and taking such additional actions as are reasonably requested by such Regulated Holder in order to effectuate the intent of the foregoing. As used herein, "Regulated Holder" means any Stockholder that is, directly or indirectly, (i) a "small business investment company" licensed by the United States Small Business Administration under the Small Business Investment Act of 1958, as amended, (ii) a Regulation Y Holder (as defined below), (iii) subject to any similar, related or successor laws and regulations regulating banks, bank holding companies, small business investment companies and their respective subsidiaries and/or (iv) any Person who owns a majority of the interests of any Person described in clauses (i) through (iii) above. The Corporation shall be entitled to assume that no Stockholder, other than LPA Investment, is a Regulated Holder unless the Corporation receives written notice to the contrary from any Regulated Holder.

                  (b) If a Regulated Holder elects to Transfer Securities of the Corporation to an Affiliate who is, or upon such Transfer would become, a Regulation Y Holder (as defined below) in order to avoid or cure a Regulatory Problem, the Corporation and the other Stockholders shall enter into such agreements with such Regulated Holder and its Affiliates as it may reasonably request in order to assist such Regulated Holder and its Affiliates in complying with all Applicable Laws. Such agreements may include restrictions on the conversion, redemption, repurchase or retirement of Securities of the Corporation that would result or be reasonably expected to result in such Regulated Holder or its Affiliates holding more voting securities or total Securities (debt and equity) than it is permitted to hold under such Applicable Laws. As used herein, "Regulation Y Holder" means any

Stockholder that is (or that is a subsidiary of a bank holding company that is) subject to the various provisions of Regulation Y of the Board of Governors of the Federal Reserve Systems, 12 C.F.R., Part 225 (or any successor to Regulation Y), so long as such Regulation Y Holder shall hold such Securities.

                  (c) If a Regulated Holder has the right or opportunity to acquire any of the Corporation's Securities from the Corporation, any other Regulated Holder or any other Person (as the result of a preemptive offer, pro rata offer or otherwise), at such Regulated Holder's request the Corporation will offer to sell (or if the Corporation is not the seller, to cooperate with the seller and such Regulated Holder to permit such seller to sell) such non-voting Securities on the same terms as would have existed had such Regulated Holder acquired the Securities so offered and immediately requested their exchange for non-voting Securities pursuant to Section 6.1(a) above.

                  (d) Before the Corporation redeems, purchases or otherwise acquires, directly or indirectly, or converts or takes any action with respect to the voting rights of, any Securities, the Corporation shall give written notice of such pending action to each Regulated Holder. Upon the written request of any Regulated Holder made within 10 days after its receipt of such notice stating that after giving effect to such action such Regulated Holder would have a Voting Regulatory Problem, the Corporation shall defer taking such action for such period (not to extend beyond 45 days after such Regulated Holder's receipt of the Corporation's original notice) as such Regulated Holder requests to permit it and its Affiliates to reduce the quantity of the Corporation's Securities they own or take other appropriate action in order to avoid the Voting Regulatory Problem. In addition, the Corporation shall not be a party to any merger, consolidation, recapitalization or other transaction pursuant to which any Regulated Holder would be required to take any voting Securities, or any Securities convertible into, or exchangeable or exercisable for, voting Securities, which might reasonably be expected to cause such Regulated Holder to have a Voting Regulatory Problem.

6.2.              Cooperation of Other Stockholders.

                  Each Stockholder agrees to cooperate with the Corporation in complying with Section 6.1 above, including without limitation, voting to approve amending the Certificate of Incorporation, this Agreement or the Bylaws in a manner reasonably requested by the Stockholder requesting such amendment.

6.3.              Covenant Not to Amend.

                  The Corporation and each Stockholder agree not to amend or waive the voting or other provisions of the Certificate of

Incorporation, this Agreement or the Bylaws if such amendment or waiver would cause any Stockholder to have a Regulatory Problem, provided that any such Stockholder notifies the Corporation that it would have a Regulatory Problem promptly after it has notice of such amendment or waiver.

6.4.              Certain Information Rights and Related Covenants.

                  (a) Upon the request of any Regulated Holder, the

Corporation will promptly:

                      (i) provide to such Person and the U.S. Small Business
                  Administration (the "SBA") access to its books and records for the purpose of confirming the use of the proceeds of such Person's financing and for all other purposes required by the SBA;

                     (ii) provide to such Person and the SBA a certificate of its chief financial officer (1) verifying the use of such proceeds and (2) certifying compliance by the Corporation with the provisions of this Agreement (provided that such certificate may be truthfully given);

                    (iii) provide to such Person an assessment, in form and substance satisfactory to such Person, of the economic impact of such Person's financing, specifying the full-time equivalent jobs created or retained, the impact of the financing on the Corporation's business in terms of expanded revenue and taxes and other appropriate economic benefits, including, but not limited to, technology development or commercialization, minority business development, urban or rural business development, expansion of exports and assistance to manufacturing firms;

                     (iv) provide to such Person such financial statements and other information as such Person may from time to time reasonably request for the purpose of assessing the Corporation's financial condition; and

                      (v) furnish to such Person all information requested by it in order for it to prepare and file SBA Form 468 or to prepare an assessment of the economic impact of such Person's financing, and any other information requested or required by any governmental agency asserting jurisdiction over such Person.

                  (b) For a period of one year following the date hereof, neither the Corporation nor any of its Subsidiaries will change its business activity if such change would render the Corporation ineligible as a "Small Concern" under the Small Business Investment Act and the regulations thereunder.

                  (c) The Corporation will at all times comply with the non-discrimination requirements of 13 C.F.R., Parts 112, 113 and 117.

                  (d) The Corporation will promptly notify each Regulated Holder from time to time if the number of shareholders increases above or decreases below 50.


                               ARTICLE VII

                    SECURITIES LAW COMPLIANCE; LEGENDS

7.1.              Restriction on Transfer.

                  In addition to any other restrictions on the Transfer of any Stock contained in this Agreement, the Stockholders shall not Transfer Restricted Shares except in compliance with the conditions specified in this Article VII.

7.2.              Restrictive Legends.

                  Each certificate for the Restricted Shares shall (unless otherwise provided by the provisions of Section 7.4) be stamped or otherwise imprinted with a legend in substantially the following terms:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS."

7.3.              Notice of Transfer.

                  The holder of any Restricted Shares, by its acceptance or purchase thereof, agrees, prior to any Transfer of any such Restricted Shares (except pursuant to an effective registration statement), to give written notice to the Corporation of such holder's intention to effect such transfer and agrees to comply in all other respects with the provisions of this Article VII. Each such notice shall describe the manner and circumstances of the proposed Transfer and, unless waived by the Corporation, shall be accompanied by the written opinion, addressed to the Corporation, of counsel for the holder of such Restricted Shares (which counsel shall be reasonably satisfactory to the Corporation), stating that in the opinion of such counsel (which opinion shall be reasonably satisfactory to the Corporation) such proposed Transfer does not involve a transaction requiring registration or qualification of such Restricted Shares under the

Securities Act or the securities laws of any state of the United States. Subject to complying with the other applicable provisions hereof, such holder of Restricted Shares shall be entitled to consummate such Transfer in accordance with the terms of the notice delivered by it to the Corporation if the Corporation does not object (on the basis that such transfer violates the provisions of this Article VII) to such transfer within five days after the delivery of such notice. Each certificate or other instrument evidencing the securities issued upon the transfer of any Restricted Shares (and each certificate or other instrument evidencing any untransferred balance of such securities) shall bear the legend set forth in Section 7.2 unless (i) in such opinion of such counsel registration of future transfer is not required by the applicable provisions of the Securities Act or the securities laws of any state of the United States or (ii) the Corporation shall have waived the requirement of such legend.

7.4.              Removal of Legends, Etc.

                  Notwithstanding the foregoing provisions of this
Article VII, the restrictions imposed by Sections 7.1, 7.2, and 7.3 upon the transferability of any Restricted Shares shall cease and terminate when (i) any such Restricted Shares are sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in a registration statement or are sold or otherwise disposed of in a transaction contemplated by Section 7.3 which does not require that the securities transferred bear the legend set forth in Section 7.2, or (ii) the holder of such Restricted Shares has met the requirement of transfer of such Restricted Shares pursuant to subparagraph (k) of Rule 144. Whenever the restrictions imposed by Sections 7.1, 7.2 and 7.3 shall terminate, as herein provided, the holder of any Restricted Shares shall be entitled to receive from the Corporation, without expense, a new certificate not bearing the restrictive legend set forth in Section 7.2 and not containing any other reference to the restrictions imposed by Sections 7.1, 7.2 and 7.3.

7.5.              Additional Legend.

                  Each certificate evidencing Shares and each certificate issued in exchange for or upon the Transfer of any Shares (if such Shares remain Shares as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A STOCKHOLDERS AGREEMENT DATED AS OF MAY 11, 1998, AMONG THE ISSUER OF SUCH SECURITIES (THE "CORPORATION") AND CERTAIN OF THE CORPORATION'S STOCKHOLDERS AND A REGISTRATION RIGHTS AGREEMENT DATED MAY 11, 1998 AMONG THE

                  CORPORATION AND THE OTHER PARTIES NAMED THEREIN. THE TERMS OF SUCH STOCKHOLDERS AGREEMENT AND REGISTRATION RIGHTS AGREEMENTS INCLUDE, AMONG OTHER THINGS, VOTING AGREEMENTS, REPURCHASE AGREEMENTS AND RESTRICTIONS ON TRANSFERS. COPIES OF SUCH AGREEMENTS WILL BE FURNISHED WITHOUT CHARGE BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST."


The Corporation shall imprint such legends on certificates evidencing Shares outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any Shares which cease to be Shares in accordance with the terms of this Agreement.


                               ARTICLE VIII

                      REPRESENTATIONS AND WARRANTIES

8.1.              Representations and Warranties of the Corporation.

                  The Corporation hereby represents and warrants to the Stockholders that as of the date of this Agreement:

                  (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, it has full corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action;

                  (b) this Agreement has been duly and validly executed and delivered by the Corporation and constitutes a legal and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms; and

                  (c) the execution, delivery and performance by the Corporation of this Agreement and the consummation by the Corporation of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which the Corporation is subject, (ii) violate any order, judgment or decree applicable to the Corporation, or
(iii) conflict with, or result in a breach or default under, any term or condition of the Corporation's Certificate of Incorporation or Bylaws or any agreement or instrument to which the Corporation is a party or by which it is bound.

8.2.              Representation and Warranties of the Stockholders.

                  Each Stockholder (as to himself or itself only) represents and warrants to the Corporation and the other Stockholders that, as of the time such Stockholder becomes a party to this Agreement:

                  (a) this Agreement (or the Joinder Agreement executed by such Stockholder, as the case may be) has been duly and validly executed and delivered by such Stockholder and constitutes a legal and binding obligation of such Stockholder, enforceable against such

Stockholder in accordance with its terms; and

                  (b) the execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which the Stockholder is subject, (ii) violate any order, judgment or decree applicable to such Stockholder, or
(iii) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which such Stockholder is a party or by which such Stockholder is bound, except for such violations, conflicts, breaches or defaults that would not, in the aggregate, materially affect the Stockholder's ability to perform its obligations hereunder.

                               ARTICLE IX

                              MISCELLANEOUS

9.1.              Severability.

                  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, void or otherwise unenforceable provisions shall be null and void. It is the intent of the parties, however, that any invalid, void or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.

9.2.              Entire Agreement.

                  This related agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

9.3.              Successors and Assigns.

                  Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by the Corporation and its successors and assigns and the Stockholders and any subsequent holders of Shares and the respective successors and assigns of each of them, so long as they hold Shares. None of the provisions hereof shall create, or be construed or deemed to create, any right to employment in favor of any Person by the Corporation or any of its Subsidiaries. This Agreement is not intended to create any third party beneficiaries.

9.4               Counterparts.

                  This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

9.5.              Remedies.

                  (a) Each Stockholder shall have all rights and remedies reserved for such Stockholder pursuant to this Agreement, the Certificate of Incorporation and Bylaws and all rights and remedies which such holder has been granted at any time under any other agreement or contract and all of the rights which such holder has under any law or equity. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity.

                  (b) The parties hereto agree that if any parties seek to resolve any dispute arising under this Agreement pursuant to a legal proceeding, the prevailing parties to such proceeding shall be entitled to receive reasonable fees and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceedings.

                  (c) It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

9.6.              Notices.

                  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) one business day after being sent by reputable overnight courier (charges prepaid) (regardless of whether the recipient refuses to accept delivery), (c) five business days after being sent to the recipient by certified or registered mail, return receipt requested and postage prepaid (regardless of whether the recipient refuses to accept delivery) or (d) when sent to the recipient by facsimile (followed promptly by personal, courier or certified or registered mail delivery). The address for each Stockholder is set forth on Schedule I attached hereto. The Corporation's address is:

                           LPA Holding Corp.
                           14 Corporate Woods
                           8717 West 110th Street, Suite 300
                           Overland Park, KS 66210
                           Fax:       (913) 345-9601
                           Phone:     (913) 345-1250
                           Attention: James R. Kahl
                                      President

9.7.              Amendment and Waiver.

                  (a) Except as expressly set forth herein, the provisions of this Agreement may only be amended or waived with the prior written consent of the Requisite Stockholders; provided, however, that any amendment or waiver which adversely affects the rights of the Vestar Stockholders hereunder must be approved by the Requisite Vestar Stockholders and any amendment or waiver which adversely affects the rights of the Management Stockholders must be approved by the Requisite Management Investors.

                  (b) No course of dealing between the Corporation, its Subsidiaries and the Stockholders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement.

                  (c) For purposes of this Agreement, Shares held by the Corporation or any Subsidiaries (whether for issuance under the Management Stock Option Plan or otherwise) will not be deemed to be outstanding.

                  (d) The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

9.8.              Governing Law.

                  All questions concerning the construction,

interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

9.9.              Further Assurances.

                  Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

9.10.             Jurisdiction; Venue; Process.

                  Each party to this Agreement agrees that jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall properly (but not exclusively) lie in any state court located in the State of Delaware or any federal court located in the State of New York. By execution and delivery of this Agreement, each party hereto irrevocably submits to the jurisdiction of such courts for himself and in respect of his property with respect to such action. Each party hereto irrevocably agrees that venue would be proper in such court, and hereby waives any objection that such court is an improper or inconvenient forum for the resolution of such action. Each party further agrees that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against him, without necessity for service by any other means provided by statute or rule of court.

9.11.             Conflicting Agreements.

                  No Stockholder shall enter into any stockholder agreements or arrangements of any kind with any Person with respect to any Securities of the Corporation on terms inconsistent with the provisions of this Agreement (whether or not such agreements or arrangements are with other Stockholders or with Persons that are not parties to this Agreement), including but not limited to, agreements or arrangements with respect to the acquisition or disposition of Securities of the Corporation in a manner which is inconsistent with this Agreement.

9.12.             Mutual Waiver of Jury Trial.


                  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

9.13.             Rollover Option Amendments.

                  Each Stockholder agrees that to the extent that such Stockholder owns Rollover Options, Sections 3.3 and 3.4 of each Non-Qualified Stock Option Agreement relating to such Rollover Options is hereby amended to read in its entirety as set forth in Exhibit C hereto. To the extent of any conflict between this Agreement and the Non-Qualified Stock Option Agreement, this Agreement shall control.



                                * * * * *

                  IN WITNESS WHEREOF, the undersigned have duly executed this Stockholders Agreement as of the date set forth above.


                                   LPA HOLDING CORP.




                                   By:
                                      --------------------------------------
                                      Name:
                                      Title:



                                   VESTAR/LPT LIMITED PARTNERSHIP



                                   By:  VESTAR/LP Investment
                                        Limited Partnership



                                   By:
                                      --------------------------------------
                                      Name:
                                      Title:



                                   LPA INVESTMENT LLC



                                   By:
                                      --------------------------------------
                                      Name:
                                      Title:

                                                                EXHIBIT A

                            Joinder Agreement




                  By executing and delivering this Joinder Agreement to the Corporation, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Stockholders Agreement (the "Stockholders Agreement") and the Registration Rights Agreement (the "Registration Rights Agreement"), each dated as of May 11, 1998, among the Corporation and the Stockholders named therein, as a "Stockholder" (as such term is used therein), in the same manner as if the undersigned were an original signatory to the Stockholders Agreement and the Registration Rights Agreement. In connection therewith, effective as of the date hereof the undersigned hereby makes the representations and warranties contained in Section 8.2 of the Stockholders Agreement and represents and warrants that such person is not a person which itself is, or would cause the Corporation to be, disqualified under Rule 262 promulgated under the Securities Act of 1933.

                  Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the __ day of ____________, 199__.





                                By:
                                   -----------------------------------
                                Name:
                                Title:

                                  EXHIBIT B



                                See attached.

                                                               Schedule I


Stockholders                                              Shares of
------------                                              Common Stock
                                                          ------------
Vestar/LPT Limited Partnership
c/o Vestar Capital Partners
1227 17th Street, Suite 1660
Denver, CO  80202
Phone:  (303) 292-6300
Fax:    (303) 292-6639
Attention: James P. Kelley

Investor
LPA Investment LLC
c/o Chase Capital Partners
380 Madison Avenue, 12th Floor
New York, N.Y. 10017
Attention: Stephen Murray
Fax:  (212) 622-3101